Exhibit 10.13
SECOND AMENDMENT TO LEASE
     This SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of November 24, 2008 (the “Effective Date”) by and between JEPCO DEVELOPMENT COMPANY LLC, an Oregon limited liability company, as successor-in-interest to Jepco Development Company, a general partnership (“Lessor”), and LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Lessee”).
RECITALS
     A. Lessor and Lessee are parties to that certain Lease, dated as of March 14, 1994, as amended by that certain Lease Amendment and Option Exercise (the “First Amendment”) dated as of April 17, 1998 (the “Lease”), pursuant to which Lessor leases to Lessee, and Lessee leases from Lessor, certain real property located at 12722 NE Airport Way in the City of Portland, Oregon and more particularly described in the Lease (the “Premises”).
     B. The term of the Lease was originally set to expire on March 13, 2004. By entering into the First Amendment, Lessee exercised its first option to extend the term of the Lease and the Lease is now set to expire on March 13, 2009.
     C. Lessor and Lessee now desire to extend the First Extended Term of the Lease to May 31, 2010, to increase the rent payable under the Lease, and to make certain other amendments to the Lease, all upon the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1. Lease Amendments.
     a. Term. Section 2(b) of the Lease is hereby amended to provide that the First Extended Term of the Lease shall expire on May 31, 2010. Section 2(c) of the Lease is hereby amended to provide that the Second Extended Term shall only be exercisable by written notice given to Lessor at least eight (8) months prior to expiration of the First Extended Term.
     b. Rent. Section 3(a) of the Lease is hereby amended to provide that, in addition to any adjustment made pursuant to Section 3(b) of the Lease, the rent payable under the Lease shall be increased on March 1, 2009 by $5,655 per month.
     c. Skylights. Lessor hereby agrees to install on the roof of the Premises the new skylights described in the purchase order attached hereto as Exhibit A.

     d. Maintenance. Lessor hereby represents to Lessee that, to Lessor’s actual knowledge, Lessee is not currently in default under the Lease with respect to its obligations to maintain the Premises.
2. Capitalized Terms.
     All capitalized terms used in this Amendment, which are not defined herein, shall have the same meaning as in the Lease.
3. Miscellaneous.
     Except as set forth herein, the Lease remains in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereto.
IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment to Lease as of the date first set forth above.

LESSEE		LESSOR

LACROSSE FOOTWEAR, INC.,		JEPCO DEVELOPMENT COMPANY LLC,
a Wisconsin corporation		an Oregon limited liability company

By:	/s/ David P. Carlson	By:	/s/ Carol F. Herman & John H. Herman
Name:	David P. Carlson	Name:	Carol F. Herman & John H. Herman
Its:	Exec VP & CFO	Its:	Partners — Partner

EXHIBIT A

Purchase Order